EXHIBIT 9.4

                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT


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                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 27th day of February, 1998 amends that certain Amended and Restated Financial Agent Agreement dated November 19, 1997 by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto wish to amend the Agreement to eliminate the provision that states that Financial Agent is not responsible for the acts or omissions of any agent appointed by it:

         NOW, THEREFORE, in consideration of the foregoing premise, the first sentence of Paragraph 4 of the Agreement is amended to read as follows:

         "Financial Agent shall not be liable for anything done or omitted to be done by it in the exercise of due care in discharging its duties specifically described hereunder."

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 23rd day of March, 1998.

                                    PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                                    PHOENIX EQUITY SERIES FUND
                                    PHOENIX INCOME AND GROWTH FUND
                                    PHOENIX INVESTMENT TRUST 97
                                    PHOENIX MULTI-PORTFOLIO FUND
                                    PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                                    PHOENIX SERIES FUND
                                    PHOENIX STRATEGIC ALLOCATION FUND, INC.
                                    PHOENIX STRATEGIC EQUITY SERIES FUND
                                    PHOENIX WORLDWIDE OPPORTUNITIES FUND


                                    By: /s/ Michael E. Haylon
                                        ----------------------------------------
                                        Michael E. Haylon
                                        Executive Vice President


                                    PHOENIX EQUITY PLANNING CORPORATION


                                    By: /s/ Philip R. McLoughlin
                                        ----------------------------------------
                                        Philip R. McLoughlin
                                        President